UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

Gramercy Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32248	06-1722127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 5th Avenue, 30th Floor
New York, New York 10175

(Address of principal executive offices) (Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On  March 11, 2015, Gramercy Property Trust Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to report, among other things, the completion of the acquisition of a portfolio of 12 office, industrial and data center assets (the “Dividend Capital Portfolio”) from subsidiaries of Dividend Capital Diversified Property Fund Inc. The Company hereby amends the Initial Report to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K. This Form 8-K/A should be read in conjunction with the Initial Report.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Report of Independent Auditors	3
Combined Statement of Revenues and Certain Expenses for the year ended December 31, 2014	4
Notes to Combined Statement of Revenues and Certain Expenses	5

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet for the year ended December 31, 2014	9
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet for the year ended December 31, 2014	10
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2015	11
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2015	12
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014	13
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014	14

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Title

23.1	Consent of Independent Auditor

Report of Independent Auditors

The Board of Directors and Stockholders of Gramercy Property Trust Inc. (the Company)

We have audited the accompanying combined statement of revenues and certain expenses (Historical Summary) of the Dividend Capital Portfolio for the year ended December 31, 2014. This Historical Summary is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. We were not engaged to perform an audit of the Dividend Capital Portfolio’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Dividend Capital Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Gramercy Property Trust, Inc., and is not intended to be a complete presentation of the Dividend Capital Portfolio’s revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in Note 2 of the Dividend Capital Portfolio for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

New York, New York

May 21, 2015

Dividend Capital Portfolio

Combined Statement of Revenues and Certain Expenses

(in thousands)

For the Year Ended
December 31, 2014
Revenues
Rental revenue	$31,918
Operating expense reimbursements	5,648
Total revenues	37,566
Certain expenses
Property operating expenses	5,765
Interest expense	7,175
Total expenses	12,940
Revenues in excess of certain expenses	$24,626

See accompanying notes to combined statement of revenues and certain expenses.

Dividend Capital Portfolio

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

(in thousands)

1.	Organization

The accompanying Combined Statement of Revenues and Certain Expenses present the results of operations of the Dividend Capital Portfolio, or the Portfolio, for the year ended December 31, 2014. On March 11, 2015, Gramercy Property Trust Inc., or the Company, closed on the acquisition of the Portfolio for a purchase price of approximately $399,000. In connection with the acquisition, the Company assumed a mortgage loan of approximately $128,000 that encumbers 11 of the 12 assets in the Portfolio, has a fixed interest rate of 5.455% per annum and matures in July 2020. The Portfolio is comprised of 12 assets, or 16 properties, totaling approximately 2.7 million rentable square feet. The Portfolio is 100% occupied with lease terms that expire between September 2016 and February 2028.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Combined Statement of Revenues and Certain Expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. These financial statements are not intended to be a complete representation of the revenues and expenses of the Portfolio for the year ended December 31, 2014, as certain expenses, primarily depreciation and amortization expense and other costs not comparable to the proposed future operations of the Portfolio have been excluded.

These financial statements have been prepared for the most recent fiscal year prior to the acquisition, which is the year ended December 31, 2014. As the Dividend Capital Portfolio is under the common control of the Company, management believes that preparing the financial statements on a combined basis provides the most meaningful presentation.

Revenue Recognition

Rental revenue from leases is recognized on a straight-line basis regardless of when payments are contractually due. Certain lease agreements also contain provisions that require tenants to reimburse the Portfolio for items such as real estate taxes, insurance and common area maintenance costs. Such amounts are included in both revenues and operating expenses when the Company is the primary obligor for these expenses and assumes the risks and rewards of a principal under these arrangements. Under leases where the tenant pays these expenses directly, such amounts are not included in revenues or expenses. The adjustment to record deferred rent increased rental revenue by $1,222 for the year ended December 31, 2014.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Portfolio’s properties and include real estate taxes and insurance costs that are expected to continue in the ongoing operations of the properties.

Use of Estimates

The preparation of the Combined Statement of Revenues and Certain Expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Combined Statement of Revenues and Certain Expenses.

Dividend Capital Portfolio

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

(in thousands)

3. Future Minimum Rental Income

Future minimum rental revenue under non-cancelable leases excluding reimbursements for operating expenses as of December 31, 2014 are as follows:

Operating Leases
2015	$31,153
2016	31,488
2017	31,236
2018	27,077
2019	22,422
Thereafter	71,717
Total minimum lease rental income	$215,093

4. Concentrations of Credit Risk

There are five tenants that account for revenues in excess of 10% of rental revenue for the year ended December 31, 2014, including Nokia Solutions and Networks US LLC (15%), CEVA Freight, LLC (14%), Equinix, Inc. (13%), Crawford & Company (13%),  and Avis Budget Group, Inc. (11%).

5. Debt Obligations

The Company assumed a $128,008 non-recourse mortgage loan upon acquisition of the Portfolio. There are 11 assets of the Portfolio that are encumbered by the non-recourse mortgage loan. The mortgage loan has a fixed interest rate of 5.455% per annum and matures in July 2020. For the year ended December 31, 2014, interest expense incurred on the mortgage loan was $7,175.

As of December 31, 2014, future annual principal and interest payments on the mortgage loan are as follows:

	Mortgage Notes Payable	Interest Payments	Total
2015	$2,238	$7,055	$9,293
2016	2,345	6,948	9,293
2017	2,498	6,795	9,293
2018	2,640	6,653	9,293
2019	2,790	6,503	9,293
Thereafter	116,069	3,723	119,792
Total	$128,580	$37,677	$166,257

Dividend Capital Portfolio

Notes to Combined Statement of Revenues and Certain Expenses

For the Year Ended December 31, 2014

(in thousands)

6. Subsequent Events

The Company has evaluated subsequent events through May 21, 2015.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF GRAMERCY PROPERTY TRUST INC.

The following unaudited pro forma financial information should be read in conjunction with the Consolidated Balance Sheets of the Company as of March 31, 2015 and December 31, 2014, the related Condensed Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders’ Equity, and Cash Flows for the three months ended March 31, 2015 and the year ended December 31, 2014, and the notes thereto. The Condensed Consolidated Financial Statements of the Company as of March 31, 2015 and December 31, 2014 and for the three months and year ended March 31, 2015 and December 31, 2014 have been included in the Company’s prior filings with the SEC. In addition, this pro forma information should be read in conjunction with the Combined Statement of Revenues and Certain Expenses and the notes thereto of the Portfolio, which are included herein.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2014 has been prepared to give effect to the Portfolio acquisition as if the acquisition occurred on December 31, 2014. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2015 and the year ended December 31, 2014 have been prepared to give effect to the Portfolio acquisition as if the acquisition occurred on January 1, 2015 and January 1, 2014, respectively.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the Portfolio had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s Condensed Consolidated Financial Statements included in  the Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and the Company’s 2014 Annual Report on Form 10-K.

Gramercy Property Trust Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2014

(in thousands – except share and per share data)

(Unaudited)

	Gramercy Property
	Trust Inc.	Dividend Capital
	Historical (1)	Portfolio (2)		Pro Forma
Assets:
Real estate investments, at cost:
Land	$239,503	$52,880		$292,383
Building and improvements	828,117	287,249		1,115,366
Less: accumulated depreciation	(27,598)	-		(27,598)
Total real estate investments, net	1,040,022	340,129		1,380,151
Cash and cash equivalents	200,069	(39,138)	(4)	160,931
Restricted cash	1,244	5,507		6,751
Servicing advances receivable	1,485	-		1,485
Retained CDO bonds	4,293	-		4,293
Tenant and other receivables, net	15,398	731		16,129
Acquired lease assets, net	200,231	90,870		291,101
Deferred costs, net	10,355	1,660		12,015
Goodwill	3,840	-		3,840
Other assets	23,063	(5,714)	(3)	17,349
Total assets	$1,500,000	$394,045		$1,894,045

Liabilities and Equity:
Liabilities:
Exchangeable senior notes, net	$107,836	$-		$107,836
Senior unsecured term loan	200,000	-		200,000
Unsecured credit facility	-	235,000	(4)	235,000
Mortgage notes payable	161,642	137,098		298,740
Total long term debt	469,478	372,098		841,576
Accounts payable and accrued expenses	18,806	18		18,824
Dividends payable	9,579	-		9,579
Accrued interest payable	2,357	205		2,562
Deferred revenue	11,592	259		11,851
Below-market lease liabilities, net	53,826	23,119		76,945
Derivative instruments, at fair value	3,189	-		3,189
Other liabilities	8,263	-		8,263
Total liabilities	577,090	395,699		972,789
Commitments and contingencies	-	-		-
Noncontrolling interest in operating partnership	16,129	-		16,129

Equity:
Common stock, par value $0.001, 220,000,000 shares authorized and 46,736,392 shares issued and outstanding.	47	-		47
Series B cumulative redeemable preferred stock, par value $0.001, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding.	84,394	-		84,394
Additional paid-in-capital	1,768,977	-		1,768,977
Accumulated other comprehensive loss	(3,703)	-		(3,703)
Accumulated deficit	(942,934)	(1,654)		(944,588)
Total equity	906,781	(1,654)		905,127
Total liabilities and equity	$1,500,000	$394,045		$1,894,045

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

Gramercy Property Trust Inc.

Notes to Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2014

(in thousands – except share and per share data)

(Unaudited)

(1) Historical financial information derived from the Company’s 2014 Annual Report on Form 10-K.

(2)  Reflects the acquisition of the Portfolio as if it had occurred on December 31, 2014 for approximately $399,000, including assumption of a mortgage loan of approximately $128,000, with a fair value of approximately $137,000. The Company is currently analyzing the fair value of the assets liabilities of the Portfolio; and accordingly, the purchase price allocations are preliminary and subject to change.

(3) Includes a  $6,000 cash deposit held in escrow at December 31, 2014 for the acquisition of the Portfolio.

(4) Reflects a $235,000 drawdown made by the Company on its Unsecured Credit Facility to finance the acquisition.

Gramercy Property Trust Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2015

(in thousands – except share and per share data)

(Unaudited)

	Gramercy Property Trust Inc. Historical (1)	Dividend Capital Portfolio (2)	Pro Forma Adjustments		Pro Forma
Revenues
Rental revenue	$31,190	$(1,689)	$8,138	(3), (4)	$37,639
Management fees	8,186	-	-		8,186
Operating expense reimbursements	8,138	(30)	1,412	(5)	9,520
Investment income	238	-	-		238
Other income	183	-	-		183
Total revenues	47,935	(1,719)	9,550		55,766
Expenses
Property operating expenses:
Property management expenses	5,166	-	-		5,166
Property operating expenses	8,383	(76)	1,441	(5)	9,748
Total property operating expenses	13,549	(76)	1,441		14,914
Depreciation and amortization	18,698	(2,012)	6,036	(4)	22,722
Interest expense	6,270	(308)	3,278	(6)	9,240
Management, general and administrative	4,773	-	-		4,773
Acquisition expenses	3,506	-	-	(7)	3,506
Total expenses	46,796	(2,396)	10,755		55,155
Income (loss) from continuing operations before equity in loss from joint ventures and equity investments and provision for taxes	1,139	677	(1,205)		611
Equity in net loss of joint ventures and equity investments	(1)	-	-		(1)
Income (loss) from continuing operations before provision for taxes, and discontinued operations	1,138	677	(1,205)		610
Provision for taxes	(1,114)	-	-		(1,114)
Income (loss) from continuing operations	24	677	(1,205)		(504)
Loss from discontinued operations	(62)	-	-		(62)
Net income (loss)	(38)	677	(1,205)		(566)
Net loss attributable to noncontrolling interest	42	(8)	14		48
Preferred stock dividends	(1,559)	-	-		(1,559)
Net loss available to common stockholders	$(1,555)	$669	$(1,191)		$(2,077)
Basic earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.03)				$(0.04)
Net loss from discontinued operations	-				-
Net loss available to common stockholders	$(0.03)				$(0.04)
Diluted earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.03)				$(0.04)
Net loss from discontinued operations	-				-
Net loss available to common stockholders	$(0.03)				$(0.04)
Basic weighted average common shares outstanding	46,747,557				46,747,557
Diluted weighted average common shares and common share equivalents outstanding	46,747,557				46,747,557

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

Gramercy Property Trust Inc.

Notes to Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2015

(in thousands – except share and per share data)

(Unaudited)

(1) Historical financial information derived from the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

(2) Financial information represents actual, unaudited results of the Portfolio for the period from March 11, 2015, which is the date of acquisition, through March 31, 2015, which are consolidated within the Company’s results presented in its Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

(3) Represents the straight-line rent that would be recorded for the Portfolio assuming the Company acquired the properties on January 1, 2015, based on the leases in place on the properties at the time of acquisition.

(4) Represents the effect of recording the pro forma amortization and depreciation based on the new preliminary purchase price allocations resulting from the acquisition.

(5) Reflects a quarter of operating expenses and operating expense reimbursements that would be recorded for the Portfolio assuming the Company acquired the properties on January 1, 2015, based on historical financial information of the properties.

(6)  Reflects the adjustment for interest expense of the mortgage loan secured by 11 of the Portfolio’s assets, which the Company assumed would have been in place as of January 1, 2015, as well as the adjustment for the interest expense the Company would incur on the Company’s assumed drawdown of $235,000 on its Unsecured Credit Facility to finance the acquisition on January 1, 2015.

(7)  The Company incurred acquisition costs of $1,619 in 2015 related to the acquisition of the Portfolio. These costs are not reflected as a pro forma adjustment because they are a non-recurring item.

Gramercy Property Trust Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands – except share and per share data)

(Unaudited)

	Gramercy Property Trust Inc. Historical (1)	Pro Forma Adjustments (2)		Pro Forma
Revenues
Rental revenue	$60,258	$32,552	(3), (4)	$92,810
Management fees	25,033	-		25,033
Operating expense reimbursements	20,604	5,648	(5)	26,252
Investment income	1,824	-		1,824
Other income	221	-		221
Total revenues	107,940	38,200		146,140
Expenses
Property operating expenses:
Property management expenses	17,500	-		17,500
Property operating expenses	21,120	5,765	(5)	26,885
Total property operating expenses	38,620	5,765		44,385
Other-than-temporary impairment	4,064	-		4,064
Portion of impairment recognized in other comprehensive loss	752	-		752
Net impairment recognized in earnings	4,816	-		4,816
Depreciation and amortization	36,408	24,142	(4)	60,550
Interest expense	16,586	13,742	(6)	30,328
Management, general and administrative	18,416	-		18,416
Acquisition expenses	6,171	-	(7)	6,171
Loss on derivative instruments	3,300	-		3,300
Total expenses	124,317	43,649		167,966
Loss from continuing operations before equity in net income from joint ventures and equity investments, gain on remeasurement of previously held joint venture, loss on extinguishment of debt, and provision for taxes	(16,377)	(5,449)		(21,826)
Equity in net income of joint ventures	1,959	-		1,959
Loss from continuing operations before gain on remeasurement of previously held joint venture, loss on extinguishment of debt, provision for taxes, and discontinued operations	(14,418)	(5,449)		(19,867)
Gain on remeasurement of previously held joint venture	72,345	-		72,345
Loss on extinguishment of debt	(1,925)	-		(1,925)
Provision for taxes	(809)	-		(809)
Income (loss) from continuing operations	55,193	(5,449)		49,744
Loss from discontinued operations	(524)	-		(524)
Net income (loss)	54,669	(5,449)		49,220
Net loss attributable to noncontrolling interest	236	41		277
Net income (loss) attributable to Gramercy Property Trust Inc.	54,905	(5,408)		49,497
Preferred stock redemption costs	(2,912)	-		(2,912)
Preferred stock dividends	(7,349)	-		(7,349)
Net income (loss) available to common stockholders	$44,644	$(5,408)		$39,236
Basic earnings per share: (8)
Net income from continuing operations, after preferred dividends	$1.72			$1.52
Net loss from discontinued operations	(0.02)			(0.02)
Net income available to common stockholders	$1.70			$1.50
Diluted earnings per share: (8)
Net income from continuing operations, after preferred dividends	$1.68			$1.48
Net loss from discontinued operations	(0.02)			(0.02)
Net income available to common stockholders	$1.66			$1.46
Basic weighted average common shares outstanding (8)	26,202,954			26,202,954
Diluted weighted average common shares and common share equivalents outstanding (8)	26,937,585			26,937,585

See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

Gramercy Property Trust Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands – except share and per share data)

(Unaudited)

(1) Historical financial information derived from the Company’s 2014 Annual Report on Form 10-K.

(2) Financial information of the Portfolio for the year ended December 31, 2014 based on the historical and pro forma operations of such Portfolio for the periods prior to acquisition by the Company as if the Portfolio had been acquired January 1, 2014.

(3) Represents the straight-line rent that would be recorded for the Portfolio assuming the Company acquired the properties on January 1, 2014, based on the leases in place on the properties at the time of acquisition.

(4) Represents the net effect of reversal of the historical amortization and depreciation and recording of the pro forma amortization and depreciation based on the new preliminary purchase price allocations resulting from the acquisition.

(5) Reflects a year of operating expenses and operating expense reimbursements that would be recorded for the Portfolio assuming the Company acquired the properties on January 1, 2014, based on historical financial information of the properties.

(6)  Reflects the adjustment for interest expense of the mortgage loan secured by 11 of the Portfolio’s assets, which the Company assumed would have been in place as of January 1, 2014, as well as the adjustment for the interest expense the Company would incur on the Company’s assumed drawdown of $235,000 on its Unsecured Credit Facility to finance the acquisition on January 1, 2014.

(7)  The Company incurred acquisition costs of $1,619 in 2015 related to the acquisition of the Portfolio. These costs are not reflected as a pro forma adjustment because they are a non-recurring item.

(8) Adjusted for the Company’s 1-for-4 reverse stock split completed on March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gramercy Property Trust Inc.

Date: May 21, 2015	By:	/s/ Jon W. Clark
Jon W. Clark
Chief Financial Officer

Exhibit Index

Exhibit Index

Exhibit Number	Title

23.1	Consent of Independent Auditor